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EXHIBIT 10.29

Compensation Arrangements of Certain Executive Officers of Flextronics International Ltd.

        Note: The following summary of compensation arrangements does not include all previously-reported compensation arrangements or awards granted under previously-disclosed incentive plans. Disclosures with respect to compensation for Named Executive Officers for the 2015 fiscal year are included in the Company's definitive proxy statement for the Company's 2015 Annual General Meeting of Shareholders, and disclosures with respect to compensation for Named Executive Officers for the 2016 fiscal year will be included in the Company's definitive proxy statement for the Company's 2016 Annual General Meeting of Shareholders.

Compensation for Michael McNamara (Chief Executive Officer)

        Mr. McNamara's current annual base salary is $1,250,000. In addition, Mr. McNamara will be eligible to participate in the Company's annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. McNamara will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company's equity incentive plan as part of his fiscal year 2016 compensation.

Compensation for Chris Collier (Chief Financial Officer)

        Mr. Collier's current annual base salary is $675,000. In addition, Mr. Collier will be eligible to participate in the Company's annual incentive bonus plan and the long-term cash incentive deferred compensation program. Mr. Collier also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company's equity incentive plan as part of his fiscal year 2016 compensation.

Compensation for Francois Barbier

        Mr. Barbier's current annual base salary is $695,000. In addition, Mr. Barbier will be eligible to participate in the Company's annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Barbier also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company's equity incentive plan as part of his fiscal year 2016 compensation.

Compensation for Jonathan Hoak

        Mr. Hoak's current annual base salary is $525,000. In addition, Mr. Hoak will be eligible to participate in the Company's annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Hoak also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company's equity incentive plan as part of his fiscal year 2016 compensation.

Compensation for Paul Humphries

        Mr. Humphries's current annual base salary is $695,000. In addition, Mr. Humphries will be eligible to participate in the Company's annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Humphries also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company's equity incentive plan as part of his fiscal year 2016 compensation.

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  EXHIBIT 10.29
Compensation Arrangements of Certain Executive Officers of Flextronics International Ltd.